SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

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                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           December 9, 2004
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                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.06. Material Impairments

                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C., 20549

ITEM 2.06. MATERIAL IMPAIRMENTS

On December 9, 2004, the Company's Board of Directors authorized the Company to form a joint venture between one of the Company's real estate subsidiaries and a third party for the development of certain real estate owned by the Company's real estate subsidiary. The property will be transferred to the joint venture upon its formation. The transfer of the property to the joint venture will result in an impairment charge of approximately $14.7 million. The impairment charge will not result in future cash expenditures.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WEYERHAEUSER COMPANY

                                   By    _/s/ Steven J. Hillyard
                                   Its:  Vice President and
                                         Chief Accounting Officer

Date:  December 14, 2004